UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 24, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

000-21642	35-1617970
(Commission File Number)	(IRS Employer Identification No.)

7337 West Washington Street
Indianapolis, Indiana	46231
(Address of Principal Executive Offices)	(Zip Code)

(317) 247-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2005, ATA Holdings Corp. (the “Company”) appointed John G. Denison as Co-Restructuring Officer.  Mr. Denison retired from Southwest Airlines as Executive Vice President of Corporate Services in 2001, after 15 years with the low-cost carrier.  Denison also previously held the position of Vice President Finance and Chief Financial Officer.  Prior to joining Southwest Airlines, Mr. Denison held various finance positions with The LTV Corporation (May 1980-March 1986) and Chrysler Corporation (August 1969-May 1980).  Mr. Denison graduated from Oakland University in Rochester, Michigan, with a B.A. in economics and received an M.B.A. in finance from Wayne State University in Detroit, Michigan.

Also on January 24, 2005, the Company announced the retirement of William Beal as its Senior Vice President of Operations.

On January 24, 2005, the Company issued a press release relating to this and other management changes.  A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)                      Exhibits

99                                                Press Release, dated January 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATA HOLDINGS. CORP.

Date: January 28, 2005	By:	/s/ Brian T. Hunt
	Name:	Brian T. Hunt
	Title:	Senior Vice President & General Counsel